                         March 1, 2013

Harbor Funds Distributors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606-4302

Re:	Distribution Agreement (the “Agreement”)

Ladies and Gentlemen:

Attached is an amendment to the Agreement dated April 8, 2002 between Harbor Funds (the “Fund”) and you. Pursuant to §15 of the Agreement, the Fund proposes that the Agreement be amended to replace Exhibit A to the Agreement which lists all of the series of the Trust which are included in and are covered by the Agreement.

Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

Harbor Funds

/s/ Erik D. Ojala

By:
Erik D. Ojala
Vice President and Secretary

Agreed and Accepted:
Harbor Funds Distributors, Inc.

/s/ Charles F. McCain
By:
Charles F. McCain
Executive Vice President

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.

EXHIBIT A

Domestic Equity Funds:
1.	Harbor Capital Appreciation Fund
2.	Harbor Mid Cap Growth Fund
3.	Harbor Small Cap Growth Fund
4.	Harbor Large Cap Value Fund
5.	Harbor Mid Cap Value Fund
6.	Harbor Small Cap Value Fund

International Equity Funds:
7.	Harbor International Fund
8.	Harbor International Growth Fund

Global Equity Funds:
9.	Harbor Global Value Fund
10.	Harbor Global Growth Fund

Strategic Markets Funds:
11.	Harbor Commodity Real Return Strategy Fund
12.	Harbor Unconstrained Bond Fund

Fixed Income Funds:
13.	Harbor High-Yield Bond Fund
14.	Harbor Bond Fund
15.	Harbor Real Return Fund
16.	Harbor Emerging Markets Debt Fund
17.	Harbor Convertible Securities Fund

Money Market Fund:
18.	Harbor Money Market Fund

Target Retirement Funds:
19.	Harbor Target Retirement Income Fund
20.	Harbor Target Retirement 2010 Fund
21.	Harbor Target Retirement 2015 Fund
22.	Harbor Target Retirement 2020 Fund
23.	Harbor Target Retirement 2025 Fund
24.	Harbor Target Retirement 2030 Fund
25.	Harbor Target Retirement 2035 Fund
26.	Harbor Target Retirement 2040 Fund
27.	Harbor Target Retirement 2045 Fund
28.	Harbor Target Retirement 2050 Fund

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.